EXHIBIT 5.1

Wiggin and Dana LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

203.363.7600 (phone)

203.363.7676 (fax)

March 8, 2012

UIL Holdings Corporation

157 Church Street

New Haven, CT 06506

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of UIL Holdings Corporation (the “Company”), relating to the proposed issuance of up to 250,000 shares of the Company’s Common Stock, without par value (the “Shares”), under the UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan (the “Plan”).

In connection with the foregoing, we have examined the Company’s certificate of incorporation and bylaws, each as amended, the Plan and originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and in reliance thereon, we are of the opinion that any original issuance Shares, when issued and paid for under the Plan in accordance with the terms of such Plan, will be legally issued, fully paid and non-assessable.

This opinion set forth herein is limited to the federal laws of the United States and the laws of the State of Connecticut. We do not express any opinion herein concerning the effect of any other law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Wiggin and Dana LLP

Wiggin and Dana LLP